UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 27, 2006
Graham Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-8462	16-1194720

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Florence Avenue, Batavia, New York	14020

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (585) 343-2216
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit 99.1 Graham Corp Stmt for U.S. Foreign Service Employee
Exhibit 99.2 Graham Corp Annual Stock-Based Incentive Award
Exhibit 99.3 Graham Corp Annual Executive Cash Bonus Program

Item 1.01.	Entry into a Material Definitive Agreement.
     Senior Executive Officer Base Salaries. On March 27, 2006, the Compensation Committee of the Board of Directors of Graham Corporation (the “Company”) approved the senior executive officer base salary increases set forth below, effective as of April 1, 2006.

Senior Executive Officer	Amount of Increase	New Annual Salary
William C. Johnson,	$15,000	$265,000
Chief Executive Officer
J. Ronald Hansen,	$4,950	$169,957
Vice President of Finance and Administration and Chief Financial Officer
James R. Lines,	$4,890	$167,918
Vice President and General Manager
     Board of Directors Annual Committee Chair Fees. On March 27, 2006, the Compensation Committee approved increases to the annual fees received by the Chairmen of the Committees of the Board of Directors, effective April 1, 2006. The Compensation Committee did not modify the annual or per meeting fees received by the Company’s Directors.

Position	Amount of Increase	New Annual Fee
Chairman of the Board	$5,000	$15,000
Audit Committee Chairman	$1,000	$6,000
Compensation Committee Chairman	$3,000	$5,000
Benefits Committee Chairman	$1,000	$3,000
Nominating Committee Chairman	$1,000	$3,000
     The Executive Committee of the Board of Directors was previously terminated by the Board of Directors, effective April 1, 2006. As a result of the termination of the Executive Committee, the net effect of the increases in Chairman fees set forth above on the overall compensation paid by the Company to its Directors is a reduction of $4,000.
     Expatriate Compensation. On March 27, 2006, the Compensation Committee approved the Graham Corporation Policy Statement for U.S. Foreign Service Employees (the “Policy Statement”) in order to makes overseas assignments attractive to Company employees, including senior executive officers. Pursuant to the Policy Statement, (i) an employee assigned to service in a foreign county for greater than 30 days but less than six months may be entitled to a special bonus of up to 5% of base salary earned while on assignment, and (ii) an employee assigned to service in a foreign country for six months or more may, among other things, be eligible to receive a one time special increase of up to 5% of his or her base salary while on assignment, the payment or reimbursement of various expenses associated with living overseas, a cost of living adjustment to provide equivalent purchasing power abroad, and the reimbursement of certain other expenses (including certain travel expenses associated with family visits). Presently, the Company’s only senior executive officer eligible to receive benefits under the Policy Statement is Stephen P. Northrup, the Company’s Vice President of Asia Operations. Mr. Northrup’s base salary, as previously reported by the Company, was increased by 5% to take into account his overseas assignment and no further adjustment to Mr. Northrup’s salary will be made as a result of the Company’s adoption of the Policy Statement. A copy of the Policy Statement is attached to this Current Report on Form 8-K as Exhibit 99.1

     Annual Stock-Based Incentive Award Plan for Senior Executives. On March 27, 2006, the Compensation Committee of the Board of Directors adopted the Annual Stock-Based Incentive Award Plan for Senior Executives (the “Stock Bonus Plan”). The purpose of the Stock Bonus Plan is to motivate the Company’s senior executive officers to increase stockholder value by providing them with long-term stock-based awards for above-average Company performance. The Stock Bonus Plan is effective for the Company’s fiscal year commencing April 1, 2006 and ending March 31, 2007 (the “Fiscal Year”). Prior to the adoption of the Stock Award Plan by the Compensation Committee, the number of stock options received by the Company’s senior executive officers annually was not directly tied to the Company’s achievement of specific objectives. The adoption of the Stock Award Plan will not have any effect on the Compensation Committee’s determination of stock options to be granted to the Company’s senior executive officers in connection with the fiscal year ending March 31, 2006.
     The Company’s senior executive officers are all eligible to participate in the Stock Bonus Plan. Awards under the Stock Bonus Plan will consist of nonqualified stock options (“Options”) and shares of restricted stock (i.e. Common Stock granted directly but subject to forfeiture in accordance with a vesting schedule), in each case granted under the 2000 Graham Corporation Incentive Plan to Increase Shareholder Value (the “2000 Plan”). Since the 2000 Plan does not presently permit the issuance of restricted stock, the issuance of any such shares in connection with the Stock Bonus Plan will be contingent upon the approval by the Company’s stockholders of such modifications to the 2000 Plan at the Company’s 2006 Annual Meeting of Stockholders as may be necessary to permit the issuance of restricted stock.
     Options awarded under the Stock Bonus Plan will have an exercise price equal to the fair market value of a share of Company Common Stock on the date of grant, a term of ten years and will vest 25% per year over four years beginning on the first anniversary of the date of grant. The number of Options to be awarded to a senior executive officer eligible to participate in the Stock Bonus Plan will be determined by multiplying such officer’s base salary in effect for the Fiscal Year by 20%, and then dividing the product by the value of such an Option (determined using the Black-Scholes valuation method), rounded to the nearest whole number.
     The number of shares of restricted stock to be awarded to senior executive officers under the Stock Bonus Plan will be determined based on Net Income and Working Capital matrixes (each as defined in the Stock Bonus Plan). Seventy-Five percent of a senior executive officer’s restricted stock award will be based on the Company’s attainment of a Net Income target and 25% will be based on the Company’s attainment of Working Capital target for the Fiscal Year. Attainment of 100% of both targets would result in a restricted stock award valued at 15% of such officer’s base salary (the “Target Value”). As set forth in the stock Bonus Plan, the Target Value may decrease to zero or increase to up to 150% of such Target Value based on the Company’s attainment of lower or higher percentages of the respective Net Income and Working Capital target amounts. Shares of restricted stock awarded under the Stock Bonus Plan will be valued at the fair market value of the Company’s Common Stock on the date of grant and will vest as follows: (i) 10% on the first anniversary of the date of grant; (ii) 20% on the second anniversary of the date of grant; (iii) 30% on the third anniversary of the date of grant; and (iv) the final 40% on the fourth anniversary of the date of grant. A copy of the Stock Award Plan is attached to this Current Report on Form 8-K as Exhibit 99.2.
     Graham Annual Executive Cash Bonus Program. On March 27, 2006, the Compensation Committee of the Board of Directors adopted the Graham Annual Executive Cash Bonus

Program (the “Cash Bonus Program”). The objective of the Cash Bonus Program is to compensate the Company’s senior executive officers for above-average performance through an annual cash bonus related both to Company and individual performance, with 70% of such bonus based on the attainment by the Company of a Net Income (as defined in the Cash Bonus Program) objective, 20% based on the attainment by the Company of an Average Working Capital (as defined in the Cash Award Program) objective and 10% based on the attainment by the senior executive officer of personal objectives. The Cash Bonus Plan is effective for the Company’s fiscal year commencing April 1, 2006 and ending March 31, 2007 (the “Fiscal Year”). Target bonus levels at 100% attainment of both Company and personal objectives are 60% of base salary for the Company’s Chief Executive Officer and 35% of base salary for the Company’s other senior executive officers. As set forth in the Cash Bonus Program, each participant may receive anywhere from 0% to 150% of his target bonus level for the Net Income and Average Working Capital portions of the eligible bonus amount, depending on the attainment of objectives. The Cash Bonus Program is substantially similar to the annual executive cash bonus program in effect for the fiscal year ending March 31, 2006, except that the cash bonus program in effect for the year ending March 31, 2006 permits senior executive officers to receive up to 200% of target bonus levels and provides for a target bonus level of 45% of base salary for the Company’s Chief Executive Officer and 30% of base salary for the Company’s other senior executive officers. A copy of the Cash Award Program is attached to this Current Report on Form 8-K as Exhibit 99.3.

Item 8.01.	Other Events.
     Adoption of Stock Ownership Guidelines for Senior Executive Officers and Directors. On March 27, 2006, the Compensation Committee established stock ownership guidelines for the Company’s senior executive officers and Directors in order to further align their interests with those of the Company’s stockholders. Under the Company’s stock ownership guidelines: (i) the Company’s Chief Executive Officer is required to own Company Common Stock in an amount equal to 1.25 times his base salary; (ii) the Company’s other senior executive officers are required to own Company Common Stock in an amount equal to 1.00 times their respective base salaries; and (iii) the Company’s Directors are required to own not less than 4,000 shares of the Company’s Common Stock. The Company’s senior executive officers and Directors must be in compliance with the stock ownership guidelines within five years from the date the guidelines were adopted. Individuals who become senior executive officers or Directors of the Company must comply with the ownership guidelines within five years of becoming subject to such guidelines. The stock ownership guidelines require the Company’s senior executive officers to retain 65% of the net shares they realize (after tax) when a restricted stock award vests or a stock option is exercised until such persons are in compliance with the guidelines.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Graham Corporation Policy Statement for U.S. Foreign Service Employees.

99.2	Graham Corporation Annual Stock-Based Incentive Award

Exhibit No.	Description
Plan for Senior Executives.

99.3	Graham Corporation Annual Executive Cash Bonus Program.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Corporation
Date: March 30, 2006	By:	J. Ronald Hansen
J. Ronald Hansen
Vice President – Finance & Administration and Chief Financial Officer